As filed with the Securities and Exchange Commission on July 24, 2006
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 24, 2006
FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)
(704) 688-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.
Item 7.01     Regulation FD Disclosure.
     The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”
     On July 24, 2006, First Charter Corporation announced its financial results for the three and six month periods ended June 30, 2006. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     In addition, on March 9, 2006, management issued earnings guidance for fiscal 2006 of between $1.57 and $1.61 per share. Management has updated that previous guidance such that fiscal 2006 earnings are now expected to be between $1.54 and $1.58 per share.
     On July 25, 2006, as previously announced, the First Charter executive management team will review and discuss a presentation of our second quarter results and also will address the above-mentioned earnings guidance update. The slide package prepared for use by the First Charter Corporation executive management team at this presentation is available at First Charter Corporation’s website, www.firstcharter.com, and is also furnished herewith as Exhibit 99.2. In addition, all of the information in the presentation is presented as of July 24, 2006 and First Charter Corporation does not assume any obligation to update such information in the future.
     The information included in Items 2.02 and 7.01, as well as Exhibits 99.1 and 99.2 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 8.01     Other Events.
     For the purposes of Rule 425 of the Securities Act of 1933, as amended, the information in the slide package included herewith as Exhibit 99.2 relating solely to the strategic merger between First Charter and GBC Bancorp, Inc. (“GBC”) is being filed under this Item 8.01.
     Additional Information
     First Charter has filed a Registration Statement on Form S-4 (File No. 333-135847) which includes a preliminary Proxy Statement/Prospectus relating to the merger with GBC and both companies will file other relevant documents regarding this transaction with the Securities and Exchange Commission (the “SEC”). Once the Registration Statement is declared effective by the SEC, GBC will mail a definitive Proxy Statement/Prospectus to its shareholders. You are urged to read the Registration Statement, the definitive Proxy Statement/Prospectus and any other relevant documents filed with the SEC as they become available, as well as any amendments or supplements to those documents, because they will contain important information.
     You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from First Charter’s website (www.firstcharter.com) under the tab “About First Charter” and then under the heading “Investor Relations” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from GBC’s website (www.gwinnettbanking.com) under the tab “Investor Relations.”
     First Charter and GBC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from GBC’s shareholders in connection with this transaction. Information about other persons who may be deemed participants in this transaction is included in the Proxy Statement/Prospectus. You can find information about First Charter’s executive officers and directors in First Charter’s definitive proxy statement filed with the SEC on March 22, 2006. You can find information about GBC’s executive officers and directors in their definitive proxy statement filed with the SEC on July 22, 2005. You can obtain free copies of these documents from First Charter or GBC using the contact information included in these materials.
Item 9.01     Financial Statements and Exhibits.
     (d)     Exhibits
99.1	News Release disseminated on July 24, 2006 by First Charter Corporation.

99.2	Slide Package prepared for use by the First Charter Corporation executive management team for securities analysts meeting held on July 25, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ Charles A. Caswell

Charles A. Caswell Executive Vice President and Chief Financial Officer

Dated: July 24, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release disseminated on July 24, 2006 by First Charter Corporation.

99.2	Slide Package prepared for use by the First Charter Corporation executive management team for securities analysts meeting held on July 25, 2006.